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                                       Exhibit 3.1
     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
 FILED 03:00 PM 10/16/1991
 701291023 - 2276561

                        CERTIFICATE OF INCORPORATION

                                       OF

                         AMERICAN UNITED GLOBAL, INC.

              PURSUANT TO SECTION OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


         The undersigned, in order to form a carport: on pursuant to Section 102 of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST:  The name of the Corporation is American United Global, Inc.

         SECOND: The address of the Corporation' E' registered office in the State of Delaware is 15 North Street in-the City of Dover, county of Kent, Delaware 19901. The name of tic registered agent at such address is National Corporate Research, Ltd.

         THIRD: The purpose of the Corporation i" to engage in any lawful act or activity for which corporations may be organized under tile General Corporation Law of the State of Delaware.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue in 22,700,000 shares consisting of:

         a) 20,000,000 shares Of Common Stock, $.01 par value per share (the "Common Stock");

         b) 1,200,000 shares of Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"); and

par value per share (the "Series A Preferred Stock"); and

         c) 1,500,000 shares of Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock").

                                   PART A
                                COMMON STOCK

    1.   GENERAL.

         (a) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends and shall be paid on any shares of Common Stock unless


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the same dividend Is paid on all char of Co on Stock outstanding at the time of such payment.

         (b) Except for and subject to those rights expressly granted to the holders or the Series A' or Series B Preferred Stock, or except as may be provided by the Delaware General Corporation law, the holder`; of Common Stock she' 1 have exclusively all other rights old stockholders in Ludwig, but not by way of limitation, (i) the right to receive dividends, when, as and it declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of asset upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the corporation as therein provided.

         (c) In the event that the holder of any share of Common Stock shall receive any payment of any dividend on, liquidation or, or ether amounts payable with respect to, any shares of common Stock, which he is not then entitled to receive, he will forthwith deliver the same to the holders of shares of the Series A Preferred Stock, and if in existence, the holders of shares of the Series B Preferred Stock (as their respective interests may appear), as the case may be, in the form received, and until it is so delivered will hold the same in trust for such holders.

         (d) Each holder of shares of Common Stock shall be entitled to one vote far each share of such Common Stock held by him, and toting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it nay be amended, with respect to the Series A Preferred Stock.


                                    PART B
                            SERIES A PREFERRED STOCK

    1. DIVIDENDS. In each year the holders of shares of the series A Preferred Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the Common Stock in such year, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends in cash at the rate of $.125 per annum per share, and no more, payable monthly at the rate or $.0104166 par share (except that the first dividend pageant shall be an amount equal to accumulated dividends from the date of initial issuance at the rate of 12.5% per annum), on the first day of each month in each year, commencing on the fires such date which occurs after the date of the initial issuance of the Series A Preferred Stock (each

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or the periods commencing on the first day of each such month, respectively, including the period commencing with the date of initial issuance, being hereinafter called a "Dividend Period"). Dividends on the series A Preferred Stock shall be cumulative from the date on which payment is made on account of the initial issue of such stock (whether or not there shall be surplus of the Corporation legally available for the.payment of ouch dividends), so that, it at any time Full Cumulative Dividends (as defined in Section 5 of this Part B) upon the Series A Preferred Stock to the end of the last completed Dividend Period shall not have been paid or declared and a sum sufficient or payment thereof set apart, the amount o:E the deficiency in such dividends shall be fully paid, but without interest, or dividends in such amount shall be declared on the "hares of Series A Preferred Stock and a sum sufficient for the payment thereof shall be set aside for such payment, before any sum or sums shall be set aside for or applied to the purchase or redemption of the Common Stock or upon any shares of any Other class of stock ranking as to dividends or upon liquidation junior to the Series A Preferred Stock and before any dividend shall be declared or paid or any other distribution ordered or made upon any of the Common Stock or upon any shares of any other class of stock ranking an to dividends junior to the Series A preferred Stock.

    2. RIGHTS ON LIQUIDATION. DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shell be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from stated capitol, capital surplus, earned surplus or other amounts, before any payment shall be made to the holders of any Common Stock, an amount equal to $1.00 per share plus an amount equal to Accrued Dividends (as defined in Section 5 of this Part B). If upon any liquidation, dissolution or winding up of the Corporation, the ascots of the Corporation available for distribution to its stockholders shall be insufficient to pay to the holders of shares of series A Preferred Stock the full amounts to which they respectively shall he entitled, the holders of shares of Series A Preferred stock shall share ratably in any distribution of assets according to the respective Amounts which would be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any liquidation, dissolution or winding up of the Corporation after payment shall have bean made to the holders of shares of Series A Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of any shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Series A Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

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    3.   VOTING RIGHTS. (a) Except as otherwise provided herein for the election of directors or as required by the Delaware General Corporation Law, the holders of shares of series A Preferred Stock shall have the right to vote, to-tether with the holders of all the outstanding shares of Common Stock and not by classes, on all matters on which holders of Common Stock shall have the right to vote. The holders of shares of Series A Preferred Stock shall have the right to cant one vote for each share of Series A Preferred Stock, with any fractions (after aggregating all SECURE; of Series A Preferred Stock owned beneficially or of record by each holder) rounded to the next full vote.

         (b) Whenever holders of Series A Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of all outstanding Series A Preferred Stock entitled to vote thereon.

    4.   REDEMPTION.

         (a) So long as any shares of Series A Preferred Stock are outstanding, the Corporation may, at the option of the Board of Directors, at any time or from time to twine redeem the whole or any part of such Series A Preferred Stock pursuant to the provisions hereof. The aggregate number of shares of Series A Preferred Stock which may be redeemed at any one time shall be at least one hundred thousand (100,000) Or any integral multiple thereof. Pony redemption pursuant to this Section 4 shall be at redemption price equal to $1.00 per share (payable in cash or other consideration as the Corporation and the holders of a majority of the Series A Preferred Stock may agree>, plus an amount equal to Accrued Dividends on the shares of Series A Preferred Stock being redeemed. It less than all the shares of Series A Preferred Stock at any time outstanding shall be called for redemption, the redemption shall be made pro rata with respect to such shares; and in such manner as may be prescribed by resolution of the Board of Directors approved by Such vote as aforesaid in this paragraph 4(a). The date of each such redemption is herein referred to as "Redemption Date".

         (b) Notice of every redemption pursuant to this Section 4 shall be sent by registered or certified mail, postage prepaid, to the holders of record of the shares of Series A Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be deposited in the United States mail not less than 10 days in advance of the Redemption Date. The holders of the shares of Series A Preferred Stock to be redeemed shall surrender to the Corporation any certificates for the shares of Series A Preferred Stock 60 redeemed; PROVIDED, that on and after the Redemption Date all right" of the holders of shares of Series A Preferred Stock as stockholders of the Corporation with respect to those shares of

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Series A Preferred Stock to be redeemed, except the right to receive the redemption price, shall cease and terminate and the shares designated for redemption shall no longer be outstanding whether or not the certificates for the shares so redeemed have been received by the Corporation.

    5. DEFINITION. (a) The term "Accrued Dividends" with respect to the Aeries A Preferred Stock shall mean Full Cumulative Dividends to the date as of which Accrued dividends are to be computed, less the amount of all dividends theretofore paid, upon he relevant shares of Series A Preferred Stock.

         (b) The term "Full Cumulative Dividends" with respect to the Preferred Stock shall mean (whether or not in any Dividend Period, or any part thereof, with respect to which such term is used there shall have been stated capital, capital surplus, or earned surplus of the Corporation legally available for the payment of such dividends) that amount which shall be equal to dividends at the full rate fixed for the Series A Preferred Stock as provided herein for the period of time elapsed from the data of issuance thereof to the date as of which Full Cumulative Dividends is to be computed.

                                    PART B
                            SERIES PREFERRED STOCK

    Authority is hereby vested in the Board of Directors 04 the Corporation to provide for the issuance of Series B Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of much series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law.

         FIFTH:    The name and mailing address of the Incorporator is as
follows:

                   NAME                ADDRESS
                   ----                -------

            Mark F. Coldwell    420 Lexington Avenue
                                New York, New York 10170

         SIXTH:    The board of directors is expressly authorized to adopt,
amend or repeal the by-laws of the Corporation.

         SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

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         EIGHTH:   Whenever a compromise or arrangement is proposed between
this Corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a scary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of thin Corporation, as the case may be, to be summoned in such manner an the said court direct. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         NINTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TENTH:    No director of the Corporation shall be liable to the
corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or ~ knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         ELEVENTH: Except as way otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law upon the Corporation, upon its shareholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed

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by the General Corporation Law and the defined and prescribed rights of said persons to indemnification as the came are conferred under the General Corporation Law; provided, however, that the indemnification provisions contained in the General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, resolution of shareholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such notice, and shall inure to the benefit of the heirs, executors and administrators of such person.

         IN WITNESS WHEREOF, I have hereunto set any hand this 1st day of October, 1991 and I offing that the foregoing certificate is my act and deed and that the facts stated therein are true.



                                                 ______________________________
                                                 Mark F. Coldwell, Incorporator
                                                 420 Lexington Avenue
                                                 New York, New York 10170

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